Exhibit 99.11
                                                                   -------------



                                  NEWS RELEASE
                                  ------------

For Immediate Release                                   Contact: James B. Ramsey
                                                                 650-875-4862


              FNB BANCORP FOURTH QUARTER AND YEAR END 2002 EARNINGS
              -----------------------------------------------------

FNB BANCORP (Bulletin Board FNBG) Announces Fourth Quarter and Year End 2002 Earnings. South San Francisco, California. February 18, 2003.

Thomas C. Mc Graw, Chief Executive Officer of FNB Bancorp and its subsidiary, First National Bank of Northern California, announced consolidated earnings for the fourth quarter and the year ended December 31, 2002.

Net income for the year ended December 31, 2002 was $4,814,000 or $2.06 diluted earnings per share, compared to $5,237,000 or $2.36 diluted earnings per share for the year ended December 31, 2001.

Earnings for the year 2002 represent a return on average assets (ROA) of 1.17% and a return on average equity (ROE) of 9.87%, compared to an ROA of 1.30% and an ROE of 11.43% for the year 2001.

Fourth quarter income for 2002 was $1,673,000 or $0.71 diluted earnings per share compared to fourth quarter income for 2001 of $738,000 or $0.33 diluted earnings per share. Earnings for the fourth quarter of 2002 represent a return on average assets (ROA) of 1.63% and a return on average equity (ROE) of 13.52%, compared to a 0.73% ROA and a 6.17% ROE for the fourth quarter of 2001.

Total assets at December 31, 2002 were $401,834,000, compared to total assets of $397,388,000 at December 31, 2001.

Additional details are available in the following summary of Consolidated Financial Results for the fourth quarter and years ended December 31, 2002 and 2001.

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

Consolidated Financial Results                          Quarter ended           Year ended
In thousands except share & per share amounts            December 31,          December 31,
                                                        2002       2001       2002       2001
                                                      -------    -------    -------    -------
Interest income                                       $ 6,560    $ 6,745    $26,159    $30,844
Interest expense                                          888      1,459      4,288      7,935
                                                      -------    -------    -------    -------
Net interest income                                     5,672      5,286     21,871     22,909
Provision for loan losses                                  --         75        150        300
                                                      -------    -------    -------    -------
Net interest income after provision for loan losses     5,672      5,211     21,721     22,609
Non interest income                                       927        698      3,308      3,007
Non interest expenses                                   4,517      4,821     18,705     17,911
                                                      -------    -------    -------    -------
Income before income taxes                              2,082      1,088      6,324      7,705
Provision for income taxes                                409        350      1,510      2,468
                                                      -------    -------    -------    -------
Net earnings                                          $ 1,673    $   738    $ 4,814    $ 5,237
                                                      =======    =======    =======    =======

Basic Earnings Per Share                              $  0.71    $  0.34    $  2.07    $  2.37
Diluted Earnings Per Share                            $  0.71    $  0.33    $  2.06    $  2.36

SELECTED PERFORMANCE RATIOS
Return on average assets                                 1.63%      0.73%      1.17%      1.30%
Return on average equity                                13.52%      6.17%      9.87%     11.43%
Net interest margin                                      6.05%      5.81%      5.83%      6.34%
Common stock book value                               $ 22.06    $ 20.06    $ 22.06    $ 20.06



SUMMARY BALANCE SHEET
In thousands
                                                     December 31,   December 31,
                                                         2002           2001
                                                       --------       --------
Assets:
Cash and cash equivalents                              $ 20,199       $ 22,493
Investments                                              75,963         65,311
Loans, gross                                            288,285        291,610
Allowance for loan losses                                -3,396         -3,543
Other assets                                             20,783         21,517
                                                       --------       --------
Total Assets                                           $401,834       $397,388
                                                       ========       ========

Deposits                                               $347,406       $344,079
Federal funds purchased                                      --          2,100
Other liabilities                                         3,225          4,686
                                                       --------       --------
Total liabilities                                      $350,631       $350,865

Shareholders' equity                                     51,203         46,523
                                                       --------       --------
Total liabilities and shareholders' equity             $401,834       $397,388
                                                       ========       ========


------------------

Contact:


FNB Bancorp

James B. Ramsey
Senior Vice President & Chief Financial Officer
Tel: (650) 875-4862

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